UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2008

COUNTERPATH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

300-505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3

(Address of principal executive offices and Zip Code)

604.320.3344

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; change in Fiscal Year.

On April 10, 2008, our board of directors passed a resolution cancelling our company’s Bylaws in their entirety and adopting the Amended Bylaws filed herewith as Exhibit 3.1. The Amended Bylaws contain several material amendments compared to our previous Bylaws, including, among others, the following:

(a)	compliance with applicable laws, including applicable Canadian securities legislation;

(b)	certain provisions relating to meetings of shareholders, including annual meetings and quorum requirements;
(c)	certain provisions relating to our directors, including quorum and voting at directors meetings and the duty of care of directors and officers;
(d)	certain provisions relating to our officers, including the number, term of office, removal and duties of certain named officers of our company;
(e)

certain provisions relating to the issuance of shares, including the issuance of shares for consideration consisting of tangible or intangible property of benefit to our company, including cash, services performed or other securities of our company, provided that neither promissory notes nor future services constitute valid consideration;

(f)	certain provisions relating to shareholder protection, including shareholders’ right to dissent in certain circumstances; and
(g)	certain provisions relating to amendments to the Amended Bylaws, including shareholder approval for amendments to prescribed sections of the Amended Bylaws.

The foregoing description of the amendments to our company’s Bylaws is qualified in its entirety by the Amended Bylaws filed herewith as Exhibit 3.1. Please review the Amended Bylaws for a complete description of all of the provisions contained therein.

Item 7.01	Regulation FD Disclosure

Effective at the opening April 21, 2008, the shares of common stock of our company commenced trading on the TSX Venture Exchange under the symbol “CCV”. Trading in the shares of common stock of our company on the TSX Venture Exchange was immediately halted upon commencement of trading and will remain halted until August 22, 2008 in order to ensure compliance with applicable hold periods under Canadian securities legislation.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
3.1	Amended Bylaws of CounterPath Corporation dated April 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By: /s/ David Karp

David Karp
Chief Financial Officer

Dated: April 22, 2008

CW1816428.1